Exhibit 99.01

CONTACTS:
For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Telephone: 408.541.4191

Fax: 408.541.4192

CEPHEID REPORTS 2014 THIRD QUARTER RESULTS

Commercial Clinical Grows 23% Driven by 25% Growth in Xpert Tests

SUNNYVALE, California, October 16, 2014 – Cepheid (Nasdaq: CPHD) today reported revenues for the third quarter of 2014 of $115.2 million, representing growth of 15% from $100.1 million for the third quarter of 2013. Net loss in the third quarter of 2014 was $(7.2) million, or $(0.10) per share, which compares to net loss of $(1.4) million, or $(0.02) per share, in the third quarter of 2013.

Excluding stock-based compensation expense, amortization of debt discount and transaction costs, and amortization of purchased intangible assets, non-GAAP net income for the third quarter of 2014 was $4.7 million, or $0.06 per share. This compares to non-GAAP net income of $6.6 million, or $0.09 per share, in the third quarter of 2013.

“We continued to make solid progress on our strategic initiatives in the third quarter, broadening our test menu, growing our installed base to more than 7,500, penetrating the Independent Lab Market with the addition of two major national U.S. reference lab customers, and extending our technology lead,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “With renewed momentum in North America, continued strength in International, our first virology test expected before the end of the year, and growing interest in our sexual health portfolio, we believe that Cepheid is entering a prolonged growth phase.”

Operational Overview

•	Total sales were, in millions:

	Three Months Ended September 30,
	2014	2013	Change
Clinical Systems	$17.0	$17.5	-3%
Clinical Reagents	90.1	74.4	21%

Total Clinical	107.1	91.9	17%
Non-Clinical & Other	8.1	8.2	-2%

Total Sales	$115.2	$100.1	15%

•	By geography, total sales were, in millions:

	Three Months Ended September 30,
	2014	2013	Change
North America
Clinical	$61.0	$51.7	18%
Non-Clinical & Other	6.9	7.1	-3%

Total North America	67.9	58.8	16%

International
Clinical	46.1	40.2	15%
Non-Clinical & Other	1.2	1.1	1%

Total International	47.3	41.3	14%

Total Sales	$115.2	$100.1	15%

•	During the quarter, Cepheid installed a total of 173 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 284 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 7,553 GeneXpert systems have been placed worldwide as of September 30, 2014.

•	GAAP gross margin on sales was 51% and non-GAAP gross margin on sales was 52%, which compares to 48% and 49%, respectively, in the third quarter of 2013.

•	Cash, cash equivalents and investments were $391.1 million as of September 30, 2014.

•	DSO was 44 days.

Business Outlook

For the fiscal year ending December 31, 2014, the Company expects:

•	Total revenue in the range of $461 to $465 million;

•	Net loss in a range from $(0.54) to $(0.52) per share; and

•	Non-GAAP net income in the range of $0.11 to $0.13 per share.

Expected non-GAAP net income excludes approximately $33 million related to stock-based compensation expense, approximately $9 million related to the amortization of debt discount and transaction costs, and approximately $4 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 70 million, except in the event we have non-GAAP net income, in which case the share count would be approximately 73 million shares.

The following table reconciles net loss per share to the non-GAAP net income per share range:

	Guidance Range for Year
	Ending December 31, 2014
	Low	High
Net Loss Per Share	$(0.54)	$(0.52)
Stock-Based Compensation Expense	0.47	0.47
Amortization of Debt Discount and Transaction Costs	0.13	0.13
Amortization of Purchased Intangible Assets	0.05	0.05

Non-GAAP Measure of Net Income Per Share	$0.11	$0.13

Accessing Cepheid’s 2014 Third Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, October 16, 2014, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, California, Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of purchased intangible assets and amortization of debt discount and transaction costs. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Debt Discount and Transaction Costs. The Company incurs amortization of debt discount and transaction costs in connection with the Convertible Senior Notes issued in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, test menu expansion and utilization and customer interest and demand. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: consistency of product availability and delivery, sales organization productivity, speed and extent of test menu expansion and utilization, improving gross margins, execution of manufacturing operations, the Company’s success in increasing product sales under the High Burden Developing Country (HBDC) program, the Company’s success in commercial test and commercial system sales and the Company’s ability to sell directly to the small hospital and the independent reference laboratory markets; the effectiveness of our sales personnel; the performance and market acceptance of the Company’s new products; test performance in the field; testing volumes for the Company’s products; unforeseen supply, development and manufacturing problems; the Company’s ability to manage our inventory levels; the Company’s ability to scale up manufacturing; the Company’s research and development budget; the potential need for intellectual property licenses for tests and other products and the terms of such licenses; the environment for capital spending by hospitals and other customers for the Company’s diagnostic systems; the effectiveness of the Company’s sales personnel and the Company’s ability to successfully expand and effectively manage increased sales and marketing operations, including expansion of the Company’s direct sales force to address the smaller hospital market and the independent reference laboratory market; lengthy sales cycles in certain markets, including the HBDC program and the smaller hospital market; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program and the smaller hospital market; sufficient customer demand; customer confidence in product availability and available customer budgets; the level of testing at clinical customer sites, including for healthcare associated infections (HAIs); our ability to consolidate customer demand through volume pricing; the Company’s ability to obtain regulatory approvals and introduce new products; the Company’s reliance on distributors in some regions to market, sell and support its products in certain geographic locations; the occurrence of unforeseen expenditures, asset impairments, acquisitions or other transactions; costs of litigation, including settlement costs; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine months Ended September 30,
	2014	2013	2014	2013
Revenues:
System and other sales	$19,125	$19,694	$66,672	$54,500
Reagent and disposable sales	96,084	80,387	271,947	233,531

Total sales	115,209	100,081	338,619	288,031
Costs and operating expenses:
Cost of sales	56,791	51,669	169,442	147,450
Collaboration profit sharing	1,291	1,410	3,231	4,945
Research and development	23,541	18,558	69,279	54,857
Sales and marketing	23,913	19,788	70,873	58,019
General and administrative	13,069	9,490	41,076	28,865

Total costs and operating expenses	118,605	100,915	353,901	294,136

Loss from operations	(3,396)	(834)	(15,282)	(6,105)
Other expense, net	(3,573)	(200)	(9,234)	(543)

Loss before income taxes	(6,969)	(1,034)	(24,516)	(6,648)
Provision for income taxes	(266)	(347)	(1,865)	(1,000)

Net loss	$(7,235)	$(1,381)	$(26,381)	$(7,648)

Basic net loss per share	$(0.10)	$(0.02)	$(0.38)	$(0.11)

Diluted net loss per share	$(0.10)	$(0.02)	$(0.38)	$(0.11)

Shares used in computing basic net loss per share	70,326	67,573	69,859	67,234

Shares used in computing diluted net loss per share	70,326	67,573	69,859	67,234

CEPHEID

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$134,676	$66,072
Short-term investments	164,858	8,837
Accounts receivable, net	55,771	52,202
Inventory	128,256	103,866
Prepaid expenses and other current assets	21,445	13,037

Total current assets	505,006	244,014
Property and equipment, net	110,445	84,886
Investments	91,582	9,820
Other non-current assets	7,988	958
Intangible assets, net	12,570	15,245
Goodwill	39,681	39,681

Total assets	$767,272	$394,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,948	$52,609
Accrued compensation	27,948	22,009
Accrued royalties	4,914	5,245
Accrued and other liabilities	10,478	7,440
Current portion of deferred revenue	10,133	8,183

Total current liabilities	108,421	95,486
Long-term portion of deferred revenue	4,484	3,424
Convertible senior notes, net	275,881	—
Other liabilities	16,798	10,454

Total liabilities	405,584	109,364

Shareholders’ equity:
Common stock	413,516	383,379
Additional paid-in capital	217,654	145,900
Accumulated other comprehensive income (loss)	462	(476)
Accumulated deficit	(269,944)	(243,563)

Total shareholders’ equity	361,688	285,240

Total liabilities and shareholders’ equity	$767,272	$394,604

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(26,381)	$(7,648)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	15,877	12,904
Amortization of intangible assets	2,775	4,278
Unrealized exchange differences	1,107	307
Amortization of debt discount and transaction costs	6,147	—
Stock-based compensation expense	24,655	20,017
Changes in operating assets and liabilities:
Accounts receivable	(3,568)	3,216
Inventory	(25,223)	(30,044)
Prepaid expenses and other current assets	(5,544)	(6,799)
Other non-current assets	(22)	263
Accounts payable and other current and non-current liabilities	6,070	9,767
Accrued compensation	5,940	2,276
Deferred revenue	3,010	3,211

Net cash provided by operating activities	4,843	11,748

Cash flows from investing activities:
Capital expenditures	(37,323)	(31,005)
Payments for technology licenses	—	(1,125)
Proceeds from sales of marketable securities and investments	77,038	—
Proceeds from maturities of marketable securities and investments	66,148	—
Cost of acquisitions, net	—	(3,571)
Purchase of marketable securities and investments	(381,632)	(15,770)

Net cash used in investing activities	(275,769)	(51,471)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	30,137	13,746
Proceeds from borrowings of convertible senior notes, net of issuance costs	335,789	—
Purchase of convertible note capped call hedge	(25,082)	—
Principal payments of notes payable	(139)	(828)

Net cash provided by financing activities	340,705	12,918

Effect of exchange rate change on cash	(1,175)	(221)

Net increase (decrease) in cash and cash equivalents	68,604	(27,026)
Cash and cash equivalents at beginning of period	$66,072	95,779

Cash and cash equivalents at end of period	$134,676	$68,753

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of sales	$56,791	$51,669	$169,442	$147,450
Stock-based compensation expense	(1,437)	(461)	(3,291)	(1,843)
Amortization of purchased intangible assets	(223)	(345)	(669)	(2,004)

Non-GAAP measure of cost of sales	$55,131	$50,863	$165,482	$143,603

Gross margin on sales per GAAP	51%	48%	50%	49%
Gross margin on sales per Non-GAAP	52%	49%	51%	50%

Operating expenses	$60,523	$47,836	$181,228	$141,741
Stock-based compensation expense	(7,288)	(6,750)	(21,364)	(18,174)
Amortization of purchased intangible assets	(435)	(442)	(1,296)	(1,257)

Non-GAAP measure of operating expenses	$52,800	$40,644	$158,568	$122,310

Loss from operations	$(3,396)	$(834)	$(15,282)	$(6,105)
Stock-based compensation expense	8,725	7,211	24,655	20,017
Amortization of purchased intangible assets	658	787	1,965	3,261

Non-GAAP measure of income from operations	$5,987	$7,164	$11,338	$17,173

Net loss	$(7,235)	$(1,381)	$(26,381)	$(7,648)
Stock-based compensation expense	8,725	7,211	24,655	20,017
Amortization of debt discount and transaction cost	2,505	—	6,147	—
Amortization of purchased intangible assets	658	787	1,965	3,261

Non-GAAP measure of net income	$4,653	$6,617	$6,386	$15,630

Basic net loss per share	$(0.10)	$(0.02)	$(0.38)	$(0.11)
Stock-based compensation expense	0.12	0.11	0.35	0.29
Amortization of debt discount and transaction cost	0.04	—	0.09	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.05

Non-GAAP measure of net income per share	$0.07	$0.10	$0.09	$0.23

Diluted net loss per share	$(0.10)	$(0.02)	$(0.38)	$(0.11)
Stock-based compensation expense	0.12	0.10	0.35	0.29
Amortization of debt discount and transaction cost	0.03	—	0.09	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.04

Non-GAAP measure of net income per share	$0.06	$0.09	$0.09	$0.22

Shares used in computing basic net income (loss) per share	70,326	67,573	69,859	67,234

Shares used in computing diluted net income (loss) per share	72,672	69,822	72,689	69,668